UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

February 9, 2010

EPICOR SOFTWARE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-20740	33-0277592
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

18200 Von Karman Avenue, Suite 1000

Irvine, California 92612-1023

(Address of Principal Executive Offices, including Zip Code)

(949) 585-4000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

On February 11, 2010, Epicor Software Corporation (the “Company”) issued a press release regarding the preliminary financial results for its fourth quarter of fiscal year 2009 and for its entire fiscal year 2009, both ending December 31, 2009. A copy of the press release is being furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Additionally, at 2 pm Pacific Time on February 11, 2010, the Company held a conference call and simultaneous webcast in which L. George Klaus, the Company’s Chairman, President and Chief Executive Officer, as well as Michael Pietrini the Company’s Chief Financial Officer and Executive Vice President, made a presentation regarding the Company’s preliminary financial results for its fourth quarter of Fiscal 2009 and for its entire Fiscal 2009, both ending December 31, 2009. A copy of the transcript of the conference call is furnished hereto as Exhibit 99.2.

In accordance with General Instruction B.2 of Form 8-K, the information under Item 2.02 in this Current Report on Form 8-K and Exhibits 99.1 and 99.2, shall not be deemed “filed” for the purposes of Section 18 of the Securities and Exchange Act of 1934 or otherwise subject to the liability of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933.

Item 5.02.	Departures of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Appointment of Mr. Hajjar to the Board

On February 9, 2010, the Board of Directors of the Company (the “Board”) appointed W. Douglas Hajjar to the Board. In connection with Mr. Hajjar’s appointment to the Board, the Board adopted an amendment to the Company’s bylaws and a resolution to increase the size of the Board to eight (8) directors. The initial term of Mr. Hajjar will run up to the 2010 annual meeting of stockholders. In connection with his service to the Company as a director, Mr. Hajjar will be entitled to receive an annual cash retainer and meeting fees in accordance with the Company’s director compensation policy, as well as an initial restricted stock grant of 20,000 shares of the Company’s Common Stock under the Company’s 2007 Stock Plan. The Board also appointed Mr. Hajjar to its audit committee.

Since the beginning of the Company’s last fiscal year, there was no transaction or series of similar transactions, nor is there any currently proposed transaction or series of similar transactions, to which the Company or any of its subsidiaries was or is to be a party, in which the amount involved exceeds $120,000 and in which Mr. Hajjar, or members of their respective immediate families, had or will have a direct or indirect material interest, other than his director compensation arrangements described above.

Hajjar currently serves as Chairman of Blue Wave Wireless, a telecommunications infrastructure company. From 1997 to 2007, he served as Chairman of Wherify Wireless Inc., a leading developer of wireless location products and services, which he co-founded in 1997. From 2000 to 2007, he was Chairman of Maui Innovative Technologies, a company he co-founded to develop Top Secret weapon systems for the military. From 1991 to 1997, Hajjar was Chairman of Control Data Systems Inc. Previously, he served as vice-chairman of Cadence Design Systems Inc., and was chairman and chief executive officer of Valid Logic at the time of its acquisition by Cadence. He also held executive positions in operations and finance at Genrad and M/ACom. Hajjar earned his BSBA in accounting at Boston College and served as an Army Intelligence Officer in Vietnam.

Attached to this Current Report as Exhibit 99.1 is a copy of the news release, dated February 11, 2010, announcing the appointment of Mr. Hajjar to the Board.

Item 5.03.	Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 9, 2010, the Board approved an amendment to the Company’s Amended and Restated Bylaws (the “Bylaws”). The amendment revises Article III, Section 2 of the Bylaws to remove the range requirements for the size of the Board, allowing the Board to fix the exact number of directors from time to time by resolution of affirmative vote of a majority of the entire Board. In connection with this amendment, the Board resolved to increase the number of authorized directors on the Board from seven (7) to a total of eight (8).

The foregoing description of the amendment to the Bylaws does not purport to be complete and is qualified in its entirety by reference to such amendment, which is included as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

3.1	Amendment No. 1, dated February 9, 2010, to the Amended and Restated Bylaws, dated February 2, 2009.

99.1	Press Release, dated February 11, 2010.

99.2	Transcript of the Company’s preliminary fourth quarter and fiscal year 2009 financial results conference call and simultaneous webcast held on February 11, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EPICOR SOFTWARE CORPORATION

Date: February 12, 2010	By:	/s/ John D. Ireland
John D. Ireland Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

3.1	Amendment No. 1, dated February 9, 2010, to the Amended and Restated Bylaws, dated February 2, 2009.

99.1	Press Release, dated February 11, 2010.

99.2	Transcript of the Company’s preliminary fourth quarter and fiscal year 2009 financial results conference call and simultaneous webcast held on February 11, 2010.